EXHIBIT 10.2

FORM OF SUBSCRIPTION AGREEMENT

December 23, 2010

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
Attention:  Mr. Michael Fonstein, CEO & President

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Cleveland BioLabs, Inc., a Delaware corporation (the “Company”), as follows:

1.           This Subscription Agreement, including the Terms and Conditions for Purchase of Common Stock attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of up to a maximum of ONE MILLION FOUR HUNDRED THOUSAND (1,400,000) shares of common stock, subject to adjustment by the Company’s Board of Directors or a committee thereof, of its common stock, par value $0.005 per share (the “Common Stock”), for a purchase price of $5.99 per share (the “Purchase Price”)

3.           The offering and sale of the Common Stock (the “Offering”) are being made pursuant to (a) an effective Registration Statement on Form S−3, No. 333-167258 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), including the prospectus contained therein (the “Base Prospectus”), (b) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed, if required, with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the terms of the Offering and the Company and (c) a final Prospectus Supplement (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) containing, among other information, certain supplemental information regarding the terms of the Offering that will be filed with the Commission and delivered to the Investor prior to the Closing.

4.           The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor shares of the Common Stock set forth below for the aggregate purchase price set forth below.  The Common Stock shall be purchased pursuant to the Terms and Conditions for Purchase of Common Stock attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by HFP Capital Markets LLC (the “Placement Agent”) and that there is no minimum offering amount.

5.           The manner of settlement of the Shares purchased by the Investor shall be as follows:

Delivery versus payment (“DVP”) through the Depository Trust Company (“DTC ”) (i.e. , on the Closing Date, the Company shall instruct Continental Stock Transfer & Trust Company (the “Transfer Agent”), to issue the Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at the Placement Agent identified by the Investor; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY THE PLACEMENT AGENT OF THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three (3) years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing or if a member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, the Investor is purchasing in the ordinary course of business and has no agreements or understanding, directly or indirectly, with any person to distribute the Shares and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Common Stock, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions: ____________________________________________

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, dated June 17, 2010, which is a part of the Company’s Registration Statement and the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”).  Such information may be provided to the Investor by any means permitted under the Act, including the Prospectus Supplement, a free writing prospectus and oral communications.

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8.           No offer by the Investor to buy the Common Stock will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement on the date that the Investor signs this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.  If the Company has not countersigned this Agreement and delivered such countersigned agreement and the Offering Information to Investor by 5:00 P.M. Eastern Standard Time on December 23, 2010, this Agreement and the parties’ obligations hereunder shall automatically terminate.

9.           The Company acknowledges that the only material, non-public information relating to the Company it has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering.

[Remainder of Page Intentionally Left Blank]

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Number of Shares of Common Stock:1,400,000

Purchase Price Per Share: $5.99

Aggregate Purchase Price: $8,386,000

[INVESTOR]

INVESTOR

By:

Print Name:

Title:

Address:

Agreed and Accepted
as of the date first above written:

CLEVELAND BIOLABS, INC.

By:
	Name:	John A. Marhofer, Jr.
	Title:	Chief Financial Officer

[Signature Page – Subscription Agreement]

ANNEX I

Terms and Conditions for Purchase of Common Stock

1.           Authorization and Sale of Common Stock.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Common Stock.

2.           Agreement to Sell and Purchase of Common Stock; Placement Agent.

2.1.         At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of shares of Common Stock set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Common Stock are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2.         Intentionally Left Blank.

2.3.         Investor acknowledges that the Company has agreed to pay (i) the Placement Agent a cash fee of not more than four percent (4.0%) of the gross proceeds of the offering, and (ii) Rodman & Renshaw, LLC a cash fee of not more than two percent (2.0%) (collectively, the “Placement Fee”), in respect to the sale of Shares to the Investor.

2.4.         The Company has entered into a Placement Agent Agreement, dated December 23, 2010 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.

3.           Closing and Delivery of the Shares of Common Stock and Funds.

3.1.         Closing.  The completion of the purchase and sale of the Common Stock (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of shares of Common Stock set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Common Stock being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2.         Conditions to the Obligations of the Parties.

(a)         Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Common Stock to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the shares of Common Stock being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)         Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the shares of Common Stock will be subject to (i) the representations and warranties made by the Company in the Agreements and the Placement Agreement, which shall be true and correct as of the date hereof and as of the Closing Date, and the Company shall have fulfilled those undertakings of the Company required to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, and (ii) that the Placement Agent shall not have: (A) terminated the Placement Agreement pursuant to the terms thereof or (B) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Investor understands and agrees that, in the event that the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Agreement, then the Placement Agent may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.  The Placement Agent shall not have the authority to amend or modify the Company’s representations and warranties set forth in Section 3 of the Placement Agreement or the closing conditions contained in Section 7 of the Placement Agreement in a manner adverse to the Investor or waive any provisions or conditions contained therein without the consent of the Investor.

4.           The manner of settlement of the Shares purchased by the Investor shall be as follows:

DVP through the DTC ( i.e. , on the Closing Date, the Company shall instruct the Transfer Agent, to issue the Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at the Placement Agent identified by the Investor; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY THE PLACEMENT AGENT OF THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
4.1.

5.           Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with the Company and the Placement Agent (as to itself), that:

5.1.         The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Common Stock, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of shares of Common Stock set forth on the Signature Page, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

5.2.         (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Common Stock, or possession or distribution of offering materials in connection with the issue of the shares of Common Stock in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers shares of Common Stock or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Common Stock, except as set forth or incorporated by reference in the Base Prospectus, the Prospectus Supplement or any free writing prospectus.

5.3.         (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

5.4.         The Investor understands that nothing in this Agreement, the Prospectus, the Disclosure Package, the Offering Information or any other materials presented to the Investor in connection with the purchase and sale of the Common Stock constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Stock.

5.5.         Since the date on which the Placement Agent first contacted the Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).  The Investor covenants that it will not engage in any purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the shares of Common Stock acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a−1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock.

6.           Survival of Representations, Warranties and Covenants; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the shares of Common Stock being purchased and the payment therefor.  The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and covenants of the Investor in Section 5 hereof.

7.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first-class registered or certified mail domestic, three (3) business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a)          if to the Company, to:

Cleveland BioLabs, Inc.
73 High Street
Buffalo, New York 14203
Attention: Mr. Michael Fonstein, CEO & President
Facsimile:  (716) 849-6820

with copies (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Attention: Jeffrey Schultz, Esq.
Facsimile: (212) 983-3115

(b)          if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

9.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10.         Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11.         Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York.

12.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

13.         Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Common Stock to such Investor.

14.         Press Release.  The Company and the Investor agree that the Company shall, (a) prior to the opening of the financial markets in New York City on the business day immediately after the date hereof, issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) file a Current Report on Form 8-K with the Securities and Exchange Commission including a form of this Agreement as an exhibit thereto within the time period required by rules and regulations of the Securities and Exchange Commission.  Notwithstanding the foregoing, the Company and its agents, including, but not limited to, the Placement Agent and Rodman & Renshaw, LLC, shall not publicly disclose the name of the Investor or any affiliate or investment adviser of the Investor, or include the name of the Investor or any affiliate or investment adviser of any Investor in any press release or filing with the Securities and Exchange Commission or any regulatory agency or trading market, without the prior written consent of such Investor, except (i) as required by federal securities law and (ii) to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investor with prior written notice of such disclosure permitted under this sub-clause (ii).  From and after the issuance of the press release described above, the Investor shall not be in possession of any material, non public information received from the Company, any subsidiary of the Company, any of their respective officers, directors or employees or any of the Company’s agents including, but not limited to, the Placement Agent and Rodman & Renshaw, LLC.

15.         Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.  The Investor shall have the right to terminate this agreement if the Closing has not occurred on or before December 31, 2010.

Exhibit A

Cleveland BioLabs, Inc.

Investor Questionnaire

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your shares of Common Stock are to be registered in. You may use a nominee name if appropriate:	_________________

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:	_________________

3.	The mailing address of the registered holder listed in response to item 1 above:	_________________

_________________

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:	_________________

5.	Name and Contact Information of DTC Participant (broker-dealer at	_________________
	which the account or accounts to be credited with the shares of	_________________
	Common Stock are maintained) (i.e. telephone number and email	_________________
	address):	_________________

6.	DTC Participant Number:	_________________

7.	Name of Account at DTC Participant being credited with the shares of Common Stock:	_________________

8.	Account Number at DTC Participant being credited with the shares of Common Stock:	_________________